UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2023

Andretti Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41218	98-1578373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Zionsville Road Indianapolis, Indiana 46268
(Address of principal executive offices, including zip code)

(317) 872-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable public warrant	WNNR.U	New York Stock Exchange
Class A ordinary shares, $0.0001 par value	WNNR	New York Stock Exchange
Public warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	WNNR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 14, 2023, in connection with the Extraordinary General Meeting (as defined below), shareholders of Andretti Acquisition Corp. (the “Company”) approved the Extension Amendment and the Redemption Limitation Amendment (both as defined below) to the Company’s amended and restated memorandum and articles of association (as may be amended from time to time, the “Articles”).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 14, 2023, the Company held an extraordinary general meeting of the Company’s shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders approved amendments (the “Articles Amendment”) to the Articles to (i) extend the date by which the Company must consummate its initial business combination from July 18, 2023 to April 18, 2024, or such earlier date as determined by the Company’s board of directors in its sole and absolute discretion (the “Extension”), and (ii) eliminate the limitation that the Company shall not redeem its Class A ordinary shares included as part of the units sold in the Company’s initial public offering (such shares, including any shares issued in exchange thereof, the “public shares”) that was consummated on January 18, 2022 (the “IPO”) to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation”).

On July 14, 2023, a total of 21,821,227 ordinary shares, representing approximately 75.89% of the Company’s issued and outstanding ordinary shares held of record at the close of business on June 20, 2023, the record date for the Extraordinary General Meeting, were present in person (including virtually) or represented by proxy, constituting a quorum. The Company’s shareholders voted on the following proposals (the “Proposals”) at the Extraordinary General Meeting, which are described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on June 22, 2023 and mailed to shareholders on or about June 22, 2023 (the “Proxy Statement”).

The voting results for the proposals voted on at the Extraordinary General Meeting are set forth below.

1. The Extension Amendment Proposal - to approve, as a special resolution, the amendment of the Articles as provided by the first resolution in the form set forth in Annex A to the Proxy Statement (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”) to extend the date by which the Company must (1) consummate a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “business combination”), or (2) if it fails to complete such business combination by such date, cease all operations except for the purpose of winding up, and subject to and in accordance with the Articles, redeem all of the public shares, from July 18, 2023 (which is 18 months from the closing date of the Company’s IPO) to April 18, 2024, or such earlier date as determined by the Company’s board in its sole and absolute discretion (such date, the “Extended Date”).

For	Against	Abstain
19,944,769	1,876,422	36

2. The Redemption Limitation Amendment Proposal - to approve, as a special resolution, the amendment of the Articles as provided by the second resolution in the form set forth in Annex A to the Proxy Statement (the “Redemption Limitation Amendment” and such proposal, the “Redemption Limitation Amendment Proposal”) to eliminate from the Articles the Redemption Limitation. The Redemption Limitation Amendment would allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.

For	Against	Abstain
19,944,067	1,877,114	46

3. The Adjournment Proposal – as there were sufficient votes to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the Adjournment Proposal described in the Proxy Statement was not presented to shareholders.

Under Cayman Islands law, the Articles Amendment took effect upon approval of the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal. Accordingly, the Company now has until April 18, 2024 to consummate its initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDRETTI ACQUISITION CORP.

Date: July 14, 2023	By:	/s/ William M. Brown
		Name:	William M. Brown
		Title:	President and Chief Financial Officer